As filed with the Securities and Exchange Commission on April 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0836269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Miller

Executive Vice President, General

Counsel and Secretary

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joel H. Trotter

Julia A. Thompson

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004

(202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.00001 par value per share:	12,114	$84.18	$1,019,718.90	$132.36

(1)

This Registration Statement on Form S-3 (the “Registration Statement”) registers the offer and sale of 12,114 shares of common stock, $0.00001 par value per share (“Common Stock”) of T-Mobile US, Inc. (“T-Mobile” or the “Company”) issuable to former employees of Sprint Corporation (“Sprint”) or its subsidiaries who were granted certain stock options, time-based restricted stock units (“RSUs”) and performance-based RSUs under the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan (as amended and restated, the “2015 Plan”) prior to the Effective Time of the Merger (each as defined below), which awards were adjusted appropriately and assumed by the Company in connection with the Merger.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of Common Stock.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act, the price per share is based on (i) the $66.71 weighted average exercise price of the outstanding options covering 3,606 shares of Common Stock granted under the 2015 Plan being registered hereby and (ii) for outstanding time-based and performance-based RSUs granted under the 2015 Plan, $91.58, which is the average of the high and low prices per share of Common Stock as reported on the NASDAQ Global Select Market on April 17, 2020.

EXPLANATORY NOTE

On April 1, 2020, T-Mobile completed its merger with Sprint pursuant to that certain Business Combination Agreement, dated as of April 29, 2018 (as amended, the “Business Combination Agreement”) by and among T-Mobile, Sprint and the other parties thereto, in an all-stock transaction at a fixed exchange ratio (the “Exchange Ratio”) of 0.10256 shares of Common Stock for each share of Sprint common stock (the “Merger”). Pursuant to the Business Combination Agreement, upon the completion of the Merger (the “Effective Time”), T-Mobile assumed the 2015 Plan. In addition, pursuant to the Business Combination Agreement, at the Effective Time, each outstanding option to purchase shares of Sprint common stock (other than under Sprint’s Employee Stock Purchase Plan), each award of time-based RSUs in respect of shares of Sprint common stock and each award of performance-based RSUs in respect of shares of Sprint common stock, in each case, whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was automatically adjusted by the Exchange Ratio and converted into an equity award of the same type covering shares of Common Stock, on the same terms and conditions (including, if applicable, any continuing vesting requirements (but excluding any performance-based vesting conditions)) under the applicable plan and award agreement in effect immediately prior to the Effective Time. Any accrued but unpaid dividend equivalents with respect to any such award of time-based RSUs or performance-based RSUs were assumed by T-Mobile at the Effective Time and became an obligation with respect to the applicable award of restricted stock units in respect of shares of Common Stock.

A number of stock options, time-based RSUs and performance-based RSUs, issued by Sprint prior to the Merger to individuals who were eligible participants of the 2015 Plan at the time of grant but who were no longer employed by Sprint and/or its subsidiaries as of the Effective Time, remained outstanding as of the Effective Time and were assumed by the Company and converted at the Effective Time into awards covering shares of Common Stock as described above (such awards, “Former Employee Awards”). Along with other outstanding awards, the Former Employee Awards continue to be governed by the terms of the 2015 Plan and the specific terms and conditions under which such awards were granted, except for modifications to the number of shares subject to, and exercise price of (as applicable), the assumed awards as a result of application of the Exchange Ratio and conversion of such awards into awards covering shares of Common Stock, as discussed above.

This Registration Statement has been filed to register the shares of Common Stock to be issued upon exercise or settlement of such Former Employee Awards under the 2015 Plan and contains the prospectus to be used in connection with the offers and sales by T-Mobile of its shares of Common Stock in connection with the settlement or exercise of such Former Employee Awards.

PROSPECTUS

T-MOBILE US, INC.

12,114 Shares of Common Stock

Issuable under the

Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan

This prospectus relates to the 12,114 shares of common stock, $0.00001 par value per share (“Common Stock”) of T-Mobile US, Inc. (“T-Mobile” or the “Company”) issuable to former employees of Sprint Corporation (“Sprint”) or its subsidiaries who were granted certain stock options, time-based restricted stock units (“RSUs”) and performance-based RSUs under the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan (as amended and restated, the “2015 Plan”) prior to the Effective Time of the Merger (each as defined below), which awards were adjusted and assumed by the Company in connection with the Merger. At the effective time of the Merger, the 2015 Plan was assumed by the Company.

We will receive the proceeds from the sales of shares of Common Stock pursuant to the exercise of any option held by former employees of Sprint or its subsidiaries under the 2015 Plan, however we will not receive any proceeds if the options are exercised on a cashless basis. We will not receive any proceeds from the issuance of shares of Common Stock in connection with the vesting or settlement of RSUs held by former employees of Sprint or its subsidiaries under the 2015 Plan.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “TMUS.” The closing price of a share of Common Stock on April 17, 2020 was $90.99.

INVESTING IN OUR SHARES OF COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS FOR FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2020.

ABOUT THIS PROSPECTUS

On April 1, 2020, T-Mobile completed its merger with Sprint pursuant to that certain Business Combination Agreement, dated as of April 29, 2018 (as amended, the “Business Combination Agreement”) by and among T-Mobile, Sprint and the other parties thereto, in an all-stock transaction at a fixed exchange ratio (the “Exchange Ratio”) of 0.10256 shares of Common Stock for each share of Sprint common stock (the “Merger”). Pursuant to the Business Combination Agreement, upon the completion of the Merger (the “Effective Time”), T-Mobile assumed the 2015 Plan. In addition, pursuant to the Business Combination Agreement, at the Effective Time:

•

Each outstanding option to purchase Sprint common stock (other than under Sprint’s Employee Stock Purchase Plan) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was automatically converted into an option to purchase, on the same terms and conditions (including, if applicable, any continuing vesting requirements) under the applicable plan and award agreement in effect immediately prior to the Effective Time, a number of shares of Common Stock, rounded down to the nearest whole share, equal to the product determined by multiplying (a) the total number of shares of Sprint common stock subject to such option immediately prior to the Effective Time, by (b) the Exchange Ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) of (x) the per share exercise price for the Sprint common stock subject to such option as of immediately prior to the Effective Time, divided by (y) the Exchange Ratio.

•

Each award of time-based RSUs in respect of shares of Sprint common stock and each award of performance-based RSUs in respect of shares of Sprint common stock, whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was automatically converted into a restricted stock unit award, on the same terms and conditions (including, if applicable, any continuing vesting requirements (but excluding any performance-based vesting conditions)) under the applicable plan and award agreement in effect immediately prior to the Effective Time, in respect of a number of shares of Common Stock equal to the product (rounded up to the nearest whole share) of (a) the number of shares of Sprint common stock subject to such award as of immediately prior to the Effective Time multiplied by (b) the Exchange Ratio. Any accrued but unpaid dividend equivalents with respect to any such award of time-based RSUs or performance-based RSUs were assumed and became an obligation with respect to the applicable award of restricted stock units in respect of shares of Common Stock.

•

The number of shares of Sprint common stock subject to each award of performance-based RSUs as of immediately prior to the Effective Time was determined based on the assumed level of performance equal to (x) in the case of a “turnaround incentive award” issued in respect of Sprint common stock, the greatest of (1) the volume-weighted average price of Sprint common stock over any 150-calendar day period as specified in the applicable award agreement as of the Effective Time, (2) the volume-weighted average price of Sprint common stock over the five consecutive trading day period ending with the second complete trading day prior to the Effective Time, and (3) the volume-weighted average price of Sprint common stock equal to 100% of the target award; and (y) in the case of an award of performance-based RSUs issued in respect of shares of Sprint common stock that is not a “turnaround incentive award,” in respect of outstanding performance periods as of the Effective Time, the target number of shares of Sprint common stock underlying such award of performance-based RSUs, and in respect of completed performance periods as of the Effective Time, the actual number of shares of Sprint common stock underlying such award of performance-based RSUs.

A number of stock options, time-based RSUs and performance-based RSUs issued by Sprint prior to the Merger to individuals who were eligible participants of the 2015 Plan at the time of grant but who were no longer employed by Sprint and/or its subsidiaries as of the Effective Time remained outstanding as of the Effective Time and were assumed by the Company and converted at the Effective Time into awards covering shares of Common Stock as described above (such awards, “Former Employee Awards”). Along with other outstanding awards, the Former Employee Awards continue to be governed by the terms of the 2015 Plan and the specific terms and conditions under which such awards were granted, except for modifications to the number of shares subject to, and exercise price of (as applicable), the assumed awards as a result of application of the Exchange Ratio and conversion of such awards into awards covering shares of Common Stock, as discussed above.

This prospectus relates to the offer and sale by T-Mobile of its shares of Common Stock in connection with the settlement or exercise of such Former Employee Awards. In this prospectus, unless the context indicates otherwise, “we,” “our,” “us,” “T-Mobile” and the “Company” refer to T-Mobile US, Inc., and references to “you” refer to a prospective investor. You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The registration statement (including the exhibits) of which this prospectus is a part (the “Registration Statement”) contains additional information about us and the shares of Common Stock offered by this prospectus. We may in the future file certain other legal documents which could affect the terms of the shares of Common Stock offered by this prospectus as exhibits to reports we file with the Securities and Exchange Commission (the “Commission” or the “SEC”). The Registration Statement and the reports can be read at the Commission website www.sec.gov. See the section titled “Where You Can Find Additional Information.”

To understand the offering of these shares of Common Stock fully, you should read this entire document carefully, including particularly the “Risk Factors” section and the documents identified under the heading “Where You Can Find Additional Information.”

ABOUT US

We are the Un-carrier. Through our Un-carrier strategy, we have disrupted the wireless communications services industry, by actively engaging with and listening to our customers and eliminating their existing pain points, including providing them with added value, an exceptional experience and implementing signature Un-carrier initiatives that have changed wireless for good. We ended annual service contracts, overages, unpredictable international roaming fees, data buckets and so much more. We are inspired by a relentless customer experience focus, consistently leading the wireless industry in customer care by delivering an excellent customer experience with our “Team of Experts,” which drives our record-high customer satisfaction levels while enabling operational efficiencies.

We provide wireless services to postpaid, prepaid and wholesale customers and generate revenue by providing affordable wireless communications services to these customers, as well as a wide selection of wireless devices and accessories. Our most significant expenses relate to acquiring and retaining high-quality customers, providing a full range of devices, compensating employees, and operating and expanding our network. We provide service, devices and accessories across our flagship brands, T-Mobile, Metro by T-Mobile and Sprint, through our owned and operated retail stores, as well as through our websites, T-Mobile app and customer care channels. In addition, we sell devices to dealers and other third-party distributors for resale through independent third-party retail outlets and a variety of third-party websites.

On April 1, 2020, we completed our Merger with Sprint in an all-stock transaction. Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the documents incorporated by reference or our other public statements include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. The following important factors, among others, along with the information under “Risk Factors” on page 7 of this prospectus and “Risk Factors” in Part I, Item  1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by the risk factors disclosed in Exhibit 99.1 to our Current Report on Form 8-K filed on April 1, 2020 (9:40 a.m. EDT), could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:

•

failure to realize the expected benefits and synergies of the Merger and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes, in part or at all;

•

costs of or difficulties in integrating Sprint’s network and operations into our network and operations, including intellectual property and communications systems, administrative and information technology infrastructure and accounting, financial reporting and internal control systems;

•	changes in key customers, suppliers, employees or other business relationships as a result of the consummation of the Transactions;

•	our ability to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein;

•	adverse changes in the ratings of our debt securities or adverse conditions in the credit markets;

•	the assumption of significant liabilities, including the liabilities of Sprint in connection with, and significant costs, including financing costs, related to the Transactions;

•	the risk of future material weaknesses resulting from the differences between T-Mobile’s and Sprint’s internal controls environments as we work to integrate and align guidelines and practices;

•

the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory approvals of the Transactions, including (i) the planned sale of Sprint’s prepaid wireless business to DISH, currently operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Telecommunications Company and Swiftel Communications, Inc.) and the assumption by DISH of certain related liabilities (the “Prepaid Transaction”) and the ongoing commercial and transition services arrangements to be entered into in connection with such Prepaid Transaction, which we and Sprint announced on July 26, 2019 (collectively, the “Divestiture Transaction”), and (ii) a stipulation and order and proposed final judgment with the U.S. Department of Justice, which we and Sprint announced on July 26, 2019 (the “Consent Decree”), the proposed commitments contained in the ex parte presentation filed with the Secretary of the Federal Communications Commission (“FCC”), which we and Sprint announced on May 20, 2019 (the “FCC Commitments”) and commitments and undertakings we have entered into at the federal and state level (collectively, with the Consent Decree, the FCC Commitments and any other commitments or undertakings that we have entered into and may in the future enter into with governmental authorities (including but not limited to those we have made to certain states) and nongovernmental organizations, the “Government Commitments”);

•	natural disasters, public health crises, including the coronavirus disease 2019 (“COVID-19”) pandemic, terrorist attacks or similar incidents;

•	adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic;

•	competition, industry consolidation and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers;

•	the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments or acquisitions in the technology, media and telecommunications industry;

•	our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective;

•	breaches of our and/or our third-party vendors’ networks, information technology and data security, resulting in unauthorized access to customer confidential information;

•	inability to implement and maintain effective cybersecurity measures over critical business systems;

•	challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades;

•	the impact on our networks and business from major system and network failures;

•	difficulties in managing growth in wireless data services, including network quality;

•	material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance;

•	the timing, scope and financial impact of our deployment of advanced network and business technologies;

•	the occurrence of high fraud rates related to device financing, credit cards, dealers or subscriptions;

•	our inability to retain and hire key personnel;

•	any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws;

•	unfavorable outcomes of existing or future litigation, including litigation or regulatory actions related to the Transactions;

•	the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others;

•	changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions;

•	the possibility that we may be unable to renew our spectrum licenses on attractive terms or acquire new spectrum licenses at reasonable costs and terms;

•	any disruption or failure of our third parties’ (including key suppliers’) provisioning of products or services;

•	material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact;

•	changes in accounting assumptions that regulatory agencies, including the SEC, may require, which could result in an impact on earnings; and

•	interests of our significant stockholders that may differ from the interests of other stockholders.

Additional information concerning these and other risk factors is contained in our Annual Report on Form 10-K for the year ended December 31, 2019 as supplemented by the risk factors disclosed in Exhibit  99.1 to our Current Report on Form 8-K filed on April 1, 2020 (9:40 a.m. EDT) and in the other documents incorporated herein by reference.

Forward-looking statements in this prospectus or the documents incorporated by reference speak only as of the date of this prospectus or the applicable document incorporated by reference (or such earlier date as may be specified in the applicable document), as applicable, are based on assumptions and expectations as of such dates, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or predict, including the factors above. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release any revision to these forward-looking statements, except as required by law. For more information, see the section entitled “Where You Can Find More Information.” The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K as supplemented by the risk factors disclosed in Exhibit 99.1 to our Current Report on Form 8-K filed on April 1, 2020 (9:40 a.m. EDT) and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, liquidity, or operating results.

DESCRIPTION OF THE 2015 PLAN

This prospectus relates to shares of Common Stock which may be issued upon the exercise or vesting and settlement (as applicable) of the Former Employee Awards, which consist of stock options and RSUs that are currently outstanding and held by former employees of Sprint and its subsidiaries under the 2015 Plan. At the Effective Time, the Company assumed the 2015 Plan and the stock options, time-based RSUs and performance-based RSUs outstanding thereunder (including the Former Employee Awards), which awards were adjusted in connection with the Merger as described in this prospectus. No new awards will be granted to former employees or other former service providers of Sprint or its subsidiaries under the 2015 Plan. As of immediately prior to the Effective Time (but giving effect to the conversion of such awards in connection with the Merger), awards issued under the 2015 Plan covering 5,944,671 shares of Common Stock remained outstanding, of which 12,114 shares of Common Stock are subject to Former Employee Awards. The material terms of the 2015 Plan as it applies to the Former Employee Awards are set forth below. The following summary is qualified in its entirety by reference to the full text of the 2015 Plan, which is attached as Exhibit 99.1 to the Registration Statement.

Administration. The 2015 Plan is administered by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company. The Compensation Committee has the authority to interpret, construe and make determinations regarding any provision of the 2015 Plan and any agreement, notification or document evidencing the grant of awards under the 2015 Plan, and any such interpretations and determinations are final and conclusive. In addition, the Board or Compensation Committee may delegate certain duties to the Company’s officers, directors or advisors, subject to certain limitations contained in the Plan.

Share Reserve. As of April 1, 2020, the maximum number of shares of Common Stock which may be subject to awards granted under the 2015 Plan was 12,420,945, after giving effect to the adjustment in share reserve in connection with the Merger based on the Exchange Ratio, which shares will continue to be available for grant by the Company. If any award granted under the 2015 Plan expires, is forfeited or otherwise terminates without being fully exercised, or is settled in cash, the shares of Common Stock subject to such award will again be available for grant under the 2015 Plan. Shares of Common Stock tendered or withheld for the payment of the exercise price of an award, or to satisfy any applicable withholding taxes upon exercise, vesting or payment of an award, will not again be available for issuance under the 2015 Plan.

Individual Participant Limits. Subject to adjustment as described in the 2015 Plan, the following limit applies: no individual may be granted stock options (or other awards with rights which are substantially similar to stock options) for more than 5,000,000 shares of Common Stock in any fiscal year.

Eligibility. Generally, employees, directors, consultants and other service providers of Sprint and its subsidiaries were eligible to receive awards under the 2015 Plan before the Merger.

Stock Options. The Compensation Committee is authorized to grant stock options under the 2015 Plan, which are rights to purchase shares of Common Stock upon the exercise thereof. Stock options granted under the 2015 Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) (“ISOs”) or non-qualified stock options. ISOs granted under the Plan are subject to compliance with the provisions of the Code that are applicable to incentive stock options (including applicable stockholder approval requirements). In no event may a stock option have a term extending beyond the tenth anniversary of the date of grant (or the fifth anniversary of the date of grant for ISOs granted to 10% stockholders). The exercise price of any stock option granted under the 2015 Plan may not be less than 100% of the fair market value of the shares of Common Stock underlying the option on the applicable date of grant (or 110% of the fair market value of such shares, in the case of ISOs granted to any persons who own, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of the Company’s stock (“10% stockholders”)). The exercise price of a stock option is payable in cash or by check, by wire transfer of immediately available funds, by delivery of shares of Common Stock (or other consideration authorized under the 2015 Plan) having a value at the time of exercise equal to the aggregate exercise price, by a combination of such methods, or by such other methods as may be approved by the Compensation Committee. To the extent permitted by law, a stock option may permit deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares of Common Stock to which the exercise relates.

Except as provided in the applicable award agreement, upon a grantee’s termination of employment or service, any then-unvested portion of the stock option will be cancelled and forfeited and the grantee will have no further rights with respect to such stock options.

Restricted Stock Units. The Compensation Committee is authorized to grant RSUs under the 2015 Plan, each of which represents the right to receive one share of Common Stock (or its fair market value in cash) at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. RSUs may be granted without additional consideration or in consideration of a payment that is less than the fair market value of the shares of Common Stock subject to the RSUs on the date of grant. The holder of RSUs has none of the rights of a holder of any shares of Common Stock underlying the RSUs until the shares of Common Stock are delivered in settlement of the RSUs, but the Compensation Committee may, at the time of grant, authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

Except as provided in the applicable award agreement, upon a grantee’s termination of employment or service, any then-unvested RSUs will be cancelled and forfeited and the grantee will have no further rights with respect to such RSUs.

Each award agreement also specifies any transfer restrictions that apply to such RSUs, as determined by the Compensation Committee at the time of grant (which may include rights of repurchase or first refusal in the Company or provisions subjecting the RSUs to a continuing substantial risk of forfeiture in the hands of any transferee).

Vesting Terms and Conditions. Each stock option and RSU award is evidenced by an award agreement specifying the applicable terms and conditions (including vesting conditions) of such award, which are determined by the Compensation Committee at the time of grant. The award agreement specifies any applicable employment, service or performance objectives that must be satisfied before the award (or portion thereof) vests or becomes exercisable. In addition, the award agreement may provide for the earlier vesting or exercise of the award, or other modifications, in the event of termination of the applicable grantee’s employment or service without cause, due to a resignation for good reason, due to normal retirement, due to death or disability, upon a change in control (each as defined in the 2015 Plan), or upon the grant of certain substitute awards. In addition, to the extent permitted by Section 409A of the Code, the Compensation Committee may accelerate the vesting of awards, provide for the lapsing of transfer restrictions on such awards (or shares of Common Stock acquired upon exercise of options) or waive any other limitation or requirement applicable to awards in the event of a participant’s termination of service by reason of death, disability or normal retirement, or in the case of unforeseeable emergency or other special circumstances.

Adjustments; Change in Control. In the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the Company’s capital structure, or any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having a similar effect, the Board will make or provide for such adjustments: (i) in the number and kind of shares for which awards may be granted, both in the aggregate and the individual limitations each fiscal year; (ii) in the number and kind of shares subject to, and in the other terms of, outstanding awards; (iii) in the exercise price of a stock option; and (iv) as is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from such transaction or event, subject to Section 409A of the Code. Such adjustments will be made automatically, without requiring Board action, on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of Common Stock. In addition, in the event of any such transaction or event, the Board may take certain other actions regarding outstanding awards, including providing for the substitution or replacement of outstanding awards with cash or other consideration or cancelling outstanding options with exercise prices greater than the consideration offered in connection with such transaction or event without payment therefor. The Board also will provide for such adjustments in the share limits under the 2015 Plan as appropriate to reflect any transaction or event described above, subject to certain limitations in the 2015 Plan.

Unless otherwise provided in an award agreement or by the Compensation Committee, if there is a “change in control” of the Company and the resulting entity does not assume, convert or replace awards outstanding under the 2015 Plan, such awards will become fully vested and all restrictions thereon will lapse, with any performance objectives deemed satisfied at target level. If the resulting entity assumes, converts or replaces outstanding awards under the 2015 Plan, any applicable performance objectives will be deemed attained at target level and such awards will become fully vested upon the participant’s involuntary termination of service without cause or resignation with good reason, in either case, within 18 months following the change in control (or within six months prior to the change in control in certain circumstances).

Notwithstanding the foregoing, in the event of a change in control, the Board may provide for the cancellation of outstanding and unexercised stock options in exchange for a cash payment, to be made within 60 days after the change in control, in an amount equal to the amount by which the highest price per share of Common Stock paid for a share of Common Stock in the change in control exceeds the applicable per-share option exercise price, multiplied by the number of shares of Common Stock subject to the applicable stock option.

If the acceleration of vesting of outstanding awards, together with all other payments or benefits contingent on the change in control within the meaning of Section 280G of the Code, results in any portion of such payments or benefits not being deductible by the Company as a result of the application of Section 280G of the Code, such payments and benefits will be reduced until the entire amount thereof is deductible, unless otherwise provided in a participant’s employment agreement or other arrangement with the Company.

Transferability. Generally, awards granted under the 2015 Plan are not transferable except by will or the laws of descent and distribution, or otherwise in a manner that protects the Company’s interests (as determined by the Board or the Compensation Committee). The Compensation Committee or an authorized officer of the Company may specify at the time of grant that all or a portion of the shares of Common Stock subject to an award will be subject to further restrictions on transfer. The Board or the Compensation Committee may permit transfers of awards (other than ISOs) to certain family members, subject to certain terms and conditions.

Clawback; Recoupment. All awards granted under the 2015 Plan are subject to deduction, forfeiture, recoupment or similar requirement in accordance with any clawback policy that may be implemented by the Company from time to time, including such policies that may be implemented after the date an award is granted, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a participant.

In addition, an award agreement under the 2015 Plan may provide that, if the Board or the Compensation Committee determines that a participant has engaged in any detrimental activity (as defined in the 2015 Plan) during his or her service with the Company or a subsidiary thereof or within a specified period thereafter, then, promptly upon receiving notice of the Board’s finding, the participant will: (i) forfeit such award; (ii) return to the Company, in exchange for payment by the Company or a subsidiary thereof of any amount actually paid by the participant for such award, all shares of Common Stock then-held by the participant that were acquired pursuant to such award; (iii) pay to the Company or a subsidiary thereof, with respect to any shares of Common Stock acquired pursuant to such award that were disposed of, an amount in cash equal to the difference between: (x) any amount actually paid by the participant for such award, and (y) the fair market value of such share of Common Stock on the date acquired by the participant; and (iv) pay to the Company or a subsidiary thereof, with respect to any stock options previously exercised by the participant (to the extent that the participant did not retain any shares of Common Stock purchased upon exercise of such stock options), an amount in cash equal to the excess of the fair market value of shares of Common Stock acquired upon exercise of the stock option over the aggregate exercise price. To the extent that such amounts are not paid to the Company or a subsidiary thereof, the Company may seek other remedies, including a set off of the amounts so payable to the Company or a subsidiary thereof against any amounts (including, without limitation, wages or vacation pay) that may be owing from time to time by the Company or such subsidiary to the participant for any reason.

Withholding. If the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant under the 2015 Plan and the amounts available to the Company for such withholding are insufficient, the participant will be required to make arrangements satisfactory to the Company for the satisfaction of such withholding tax obligation. The Compensation Committee, in its discretion, may allow the participant to satisfy such obligation by relinquishing a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock and such participant fails to make arrangements for the payment of tax, the Company will withhold such shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, if a participant is required to pay the Company an amount required to be withheld, the participant may satisfy such obligation by electing to have withheld, from the shares of Common Stock required to be delivered to the participant under an award, shares having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such participant (with the fair market value of the shares to be withheld being no greater than the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact).

Amendment and Termination. The Board may amend, suspend or terminate the 2015 Plan at any time, to the extent permitted by Section 409A of the Code. However, except to the extent permitted by the Plan in connection with certain changes in capital structure, stockholder approval is required for any amendment that would (i) materially increase the benefits accruing to participants under the 2015 Plan, (ii) materially increase the number of shares of Common Stock which may be issued thereunder, (iii) materially modify the requirements for participation in the 2015 Plan, or (iv) amend any outstanding options to reduce the exercise price thereof, cancel any options in exchange for cash or another award with a lower exercise price, or otherwise “reprice” options, and any amendment that otherwise requires stockholder approval under applicable law or the rules of the applicable stock exchange. In addition, except in connection with certain changes in capital structure, no amendment may materially impair the rights of any participant without his or her consent.

Termination of the 2015 Plan will not affect the rights of participants or their successors under any awards outstanding under the 2015 Plan and not exercised in full on the date of termination. No new awards may be granted under the 2015 Plan after the tenth anniversary of the effective date of the 2015 Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of such awards and the 2015 Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the U.S. federal income tax consequences of the 2015 Plan generally applicable to the Company and to participants in the 2015 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this prospectus and is, therefore, subject to future changes in the law, including changes with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws. Different tax rules may apply to specific participants and transactions under the 2015 Plan, particularly in jurisdictions outside of the U.S. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option. Upon the exercise of the nonqualified stock option, the participant generally will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares underlying the stock option on the date of exercise over the exercise price of the stock option. The participant’s basis in the shares, for purposes of determining his or her gain or loss on subsequent disposition of such shares, generally will be the fair market value of the shares on the date the participants exercised his or her options. Any subsequent gain or loss will generally be taxable as capital gains or loss.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be an “item of adjustment” for purposes of the alternative minimum tax. If the participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If the participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates.

Restricted Stock Units. A participant generally will not recognize taxable income upon the grant of RSUs. Instead, the participant will recognize ordinary income at the time of vesting or payment equal to the fair market value (on the vesting or payment date) of the shares or cash received (less any amount, if any, paid by the participant for such shares).

Tax Consequences to the Company. In the foregoing cases, the Company will generally be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code. The Company intends that awards granted under the 2015 Plan comply with, or be exempt from, Section 409A of the Code, but makes no representation or warranty to that effect. To the extent determined necessary or appropriate by the Board or the Compensation Committee, the 2015 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Tax Withholding. The Company is authorized to deduct or withhold from any award granted or payment due under the 2015 Plan, or require a participant to remit to the Company, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Company is not required to issue any shares of Common Stock or otherwise settle an award under the 2015 Plan until all tax withholding obligations are satisfied.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our web site address is www.t-mobile.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a Registration Statement that we filed with the SEC and does not contain all of the information in the Registration Statement. The full Registration Statement may be obtained from the SEC or us, as provided below. You may inspect a copy of the Registration Statement through the SEC’s website, as provided above.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 6, 2020;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2020;

•

Our Current Reports on Form  8-K filed with the SEC on February  11, 2020, February 19, 2020, February 20, 2020, March 12, 2020 (excluding Item  7.01 and any exhibits included with such Item), March  19, 2020, March  25, 2020, April 1, 2020 at 9:23 a.m. EDT (excluding Item 7.01 and any exhibits included with such Item), as amended by Amendment No. 1 to Current Report on Form  8-K/A filed on April 17, 2020, April 1, 2020 at 9:40 a.m. EDT (excluding Item 7.01 and any exhibits included with such Item except for the sections titled “Risk Factors” and “Recent Developments” in Exhibit  99.1), April 13, 2020, and April 16, 2020; and

•

The description of the Company’s Common Stock contained in the Registration Statement on Form S-4 (File No. 333-226435), filed with the SEC on July 30, 2018, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

David A. Miller

Executive Vice President, General Counsel and Secretary

T-Mobile US, Inc. 12920 SE 38th Street

Bellevue, Washington 98006

(425) 383-4000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

We will receive the proceeds from the sales of shares of Common Stock pursuant to the exercise of any option held by former employees of Sprint or its subsidiaries under the 2015 Plan; however, we will not receive any proceeds if the options are exercised on a cashless basis. We will not receive any proceeds from the issuance of shares of Common Stock in connection with the vesting and settlement of RSUs held by former employees of Sprint or its subsidiaries under the 2015 Plan.

Any proceeds we receive from the sales of shares of Common Stock pursuant to the exercise of any option held by former employees of Sprint or its subsidiaries under the 2015 Plan will be used for general corporate purposes, which could include working capital, capital expenditures, the repayment or refinancing, in whole or in part, of debt, acquisition of additional spectrum, asset or business acquisitions, repurchase, redemption or retirement of securities, corporate development opportunities and future technology initiatives.

PLAN OF DISTRIBUTION

We are registering 12,114 shares of Common Stock issuable to former employees of Sprint or its subsidiaries who were granted certain stock options, time-based RSUs and performance-based RSUs under the 2015 Plan prior to the Effective Time, which awards were adjusted and assumed by the Company in connection with the Merger.

The shares of Common Stock offered by this prospectus are quoted on the NASDAQ Global Select Market. We will pay all of the costs of this offering, other than any exercise price of any stock options. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance.

The decision to exercise the options to purchase shares of our Common Stock or to otherwise receive shares of our Common Stock upon the vesting and settlement of the RSUs must be made pursuant to each investor’s evaluation of his or her best interests. Our Board does not make any recommendation to prospective investors. Shares of Common Stock issued upon the exercise of options or vesting and settlement of RSUs may be sold from time to time on the NASDAQ Global Select Market, at prices then prevailing, in negotiated transactions or otherwise.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of T-Mobile.

EXPERTS

The financial statements of T-Mobile and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated herein by reference to T-Mobile’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Sprint as of March 31, 2019 and 2018, and for each of the three years in the period ended March  31, 2019, incorporated by reference to T-Mobile’s Current Report on Form 8-K dated April 1, 2020, as amended by T-Mobile’s Amendment No. 1 to Current Report on Form 8-K/A filed on April 17, 2020, and the effectiveness of Sprint’s internal control over financial reporting as of March 31, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report which is incorporated herein by reference (which report (1) expresses an unqualified opinion and includes an explanatory paragraph relating to Sprint’s adoption of Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), and (2) expresses an adverse opinion on the effectiveness of Sprint’s internal control over financial reporting because of a material weakness). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$132
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	71,000
Printing Expenses	1,500
Miscellaneous	—

Total	$82,632

Item 15. Indemnification of Directors and Officers

Under section 102(b)(7) of the DGCL, a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL (pertaining to unlawful payment of a dividend or an unlawful stock purchase or redemption), or (iv) for any transaction from which the director derived an improper personal benefit.

T-Mobile’s certificate of incorporation provides that a director will not be liable to T-Mobile or its stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions described above.

Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of actions taken, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. However, no indemnification may be paid for judgments and settlements in actions by or in the right of the corporation.

A corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent the person is adjudged to be liable to the corporation unless a court approves the indemnity.

The DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of a corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.

T-Mobile’s certificate of incorporation provides that T-Mobile will, to the fullest extent permitted by the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, manager, member, officer, employee or agent of T-Mobile, or is or was serving at the request of T-Mobile as a director, manager, member, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, liabilities, losses, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

To the extent that a director, manager, member, officer, employee or agent of T-Mobile has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous sentence, or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the certificate of incorporation will be made by T-Mobile only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL. Such determination will be made (1) by the T-Mobile board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the T-Mobile stockholders.

T-Mobile may purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, employee or agent of T-Mobile, or is or was serving at the request of T-Mobile as a director, officer, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not T-Mobile would have the power to indemnify him against such liability under the provisions of Section 145 of the DGCL.

Item 16. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

4.1	Fifth Amended and Restated Certificate of Incorporation of T-Mobile (incorporated by reference to Exhibit 3.1 to T-Mobile’s Form 8-K filed on April 1, 2020).

4.2	Seventh Amended and Restated Bylaws of T-Mobile (incorporated by reference to Exhibit 3.2 to T-Mobile’s Form 8-K filed on April 1, 2020).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Latham &Watkins LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature pages hereof).

99.1	Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Sprint’s Quarterly Report on Form 10-Q (File No. 001-04721) filed on February 6, 2017).

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 22, 2020.

T-MOBILE US, INC.

By:	/s/ G. Michael Sievert
G. Michael Sievert President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints G. Michael Sievert and David A. Miller, and each of them severally, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ G. Michael Sievert G. Michael Sievert	President and Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2020

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 22, 2020

/s/ Peter Osvaldik Peter Osvaldik	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 22, 2020

/s/ Timotheus Höttges Timotheus Höttges	Chairman of the Board	April 22, 2020

/s/ Marcelo Claure Marcelo Claure	Director	April 22, 2020

/s/ Srikant M. Datar Srikant M. Datar	Director	April 22, 2020

/s/ Ronald D. Fisher Ronald D. Fisher	Director	April 22, 2020

/s/ Srini Gopalan Srini Gopalan	Director	April 22, 2020

Signature	Title	Date

/s/ Lawrence H. Guffey Lawrence H. Guffey	Director	April 22, 2020

/s/ Christian P. Illek Christian P. Illek	Director	April 22, 2020

/s/ Stephen Kappes Stephen Kappes	Director	April 22, 2020

/s/ Raphael Kübler Raphael Kübler	Director	April 22, 2020

/s/ Thorsten Langheim Thorsten Langheim	Director	April 22, 2020

/s/ John J. Legere John J. Legere	Director	April 22, 2020

/s/ Teresa A. Taylor Teresa A. Taylor	Director	April 22, 2020

/s/ Kelvin R. Westbrook Kelvin R. Westbrook	Director	April 22, 2020